UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 18, 2010

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted.  The Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of a written notice from the federal Mine Safety and Health Administration (“MSHA”) of a potential pattern of violations at a coal mine under section 104(e) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).

On November 18, 2010, Bledsoe Coal Corporation, a subsidiary of James River Coal Company, received written notification that a potential pattern of violation exists at its Abner Branch Rider Mine.  The notification was based on a screening of compliance records for the 12 months ended August 31, 2010 and of accident and employment records for the 12 months ending June 30, 2010.  Upon receipt of such a notification, we will conduct a comprehensive review of the operation that received the notification and prepare and submit to MSHA a plan designed to enhance employee safety at the mine through better education, training, and safety management.  Following implementation of the plan, MSHA will conduct a complete inspection of the mine and further evaluate the situation and then advise the operator whether a pattern of violation exists and whether further action will be taken.  The failure to remediate the situation resulting in a finding that a pattern of violation does exist at a mine could have a significant impact on the operations of that mine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY
(Registrant)
By: /s/ Samuel M. Hopkins II
Samuel M. Hopkins II
Vice President and Chief Accounting Officer
Date:  November 24, 2010